EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT

CoolBrands International Inc.

         We consent to the use of our report dated November 1, 2002, included in the Annual Report on Form 40-F of CoolBrands International Inc. for the fiscal year ended August 31, 2002.


/s/ BDO Dunwoody LLP
BDO Dunwoody LLP

Toronto, Ontario
November 1, 2002